[ANDREWS KURTH LLP LETTERHEAD]
Exhibit 8.1
December 11, 2008
Capstead Mortgage Corporation
8401 North Central Expressway, Suite 800
Dallas, Texas 75225
Re:	Capstead Mortgage Corporation Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Capstead Mortgage Corporation, a Maryland corporation (“Capstead”), in connection with the preparation of a Form S-3 registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission on December 11, 2008, with respect to the offer and sale by Capstead of various debt and equity securities with an aggregate public offering price of up to $500,000,000. The securities offered and sold pursuant to the Registration Statement (collectively, the “Securities”) may be all or any combination of:
(i)	shares of common stock, par value $0.01 per share;

(ii)	shares of preferred stock, par value $0.10 per share, in one or more series;

(iii)	debt securities, in one or more series, any series of which may be either senior debt securities or subordinated debt securities; and

(iv)	warrants to purchase common stock, preferred stock or debt securities.
     You have requested our opinion regarding Capstead’s qualification as a real estate investment trust (“REIT”) pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), as set forth below. Capstead has and has had a number of wholly-owned subsidiaries, the income, liabilities, and assets of which are not and were not accounted for separately from Capstead for federal income tax purposes pursuant to applicable provisions of the Code. This letter refers to Capstead, as aggregated with such subsidiaries as were in existence during the period for which reference is made, as “Capstead REIT.” In addition, Capstead owned all of the outstanding common stock of Capstead Securities Corporation I (“Old CSC I”) from March 13, 1986, until December 30, 1993, the date of its

Capstead Mortgage Corporation
December 11, 2008

merger with and into CMC Liquidation Corporation (which corporation changed its name to Capstead Securities Corporation I (“New CSC I”)).
     For the purpose of rendering our opinion, we have examined and, except in the case of item 5 below to the extent of our second opinion expressed below, are relying upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:
1.	The Articles of Incorporation of Capstead and the Certificate of Incorporation of (i) Old CSC I, (ii) CMF Mortgage Funding Corporation, (iii) Capstead Holdings, Inc., (iv) Capstead Inc. and (v) each wholly-owned subsidiary of Capstead, each as amended and supplemented to the date hereof.

2.	The By-Laws of Capstead and the Bylaws of Old CSC I.

3.	Capstead REIT’s federal income tax returns for taxable years 1985 — 2007.

4.	Old CSC I’s federal income tax returns for taxable years 1986 — 1993.

5.	The Registration Statement with which this letter is being filed.

6.	Representations made to us by an officer of Capstead in a certificate as of the date hereof and representations made to us by an officer of New CSC I in a certificate as of the date hereof (the “Officers’ Certificates”).
     In connection with rendering this opinion, we have assumed and are relying upon, without any independent investigation or review thereof, the following:
1.	(i) The authenticity and completeness of all original documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (iii) the authority and capacity of the individual or individuals who executed any document on behalf of any person or entity to so execute such document, (iv) the genuineness of all signatures on documents examined by us, (v) the accuracy and completeness of all records made available to us and (vi) each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed.

2.	The correctness of the factual representations contained in the Officers’ Certificates, and that all representations made “to the best knowledge of” any person will be true, correct and complete as if made without that qualification.

Capstead Mortgage Corporation
December 11, 2008

3.	None of Capstead, its wholly-owned subsidiaries, or Capstead Inc. will make any amendments to its organizational documents after the date of this opinion that would adversely affect Capstead REIT’s qualification as a REIT for any taxable year.

4.	No actions will be taken by Capstead REIT after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.
     Based on the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:
1.	For all of its taxable years beginning September 5, 1985, and ending December 31, 2007, Capstead REIT qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and Capstead REIT’s organization and present and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

2.	The statements in the prospectus included in the Registration Statement set forth under the caption “Federal Income Tax Consequences of Our Status as a REIT” accurately describe the material federal income tax consequences to the holders of Capstead’s Securities under existing law subject to the qualifications and assumptions stated therein.
     The ability of Capstead REIT to qualify as a REIT for its 2008 taxable year and subsequent taxable years will depend on future events, some of which are not within the control of Capstead REIT. Additionally, it is not possible to predict whether the statements, representations, warranties or assumptions on which we have relied to issue this opinion will continue to be accurate in the future. We will not review on a continuing basis Capstead REIT’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificates. Accordingly, no assurance can be given that the actual results of Capstead REIT’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.
     The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the “Regulations”), published administrative interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent Capstead REIT from qualifying as a REIT. Although the conclusions set forth herein represent

Capstead Mortgage Corporation
December 11, 2008

our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue Service and the courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention. Except to the limited extent described in this letter, we have made no efforts to verify the accuracy or genuineness of the documents, assumptions or representations set forth above. If any one of the statements, representations, warranties or assumptions that we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.
     We hereby consent to the reference to us under the caption “Federal Income Tax Consequences of Our Status as a REIT” in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.
Very truly yours,
/s/ Andrews Kurth LLP
TWF; TRP